Exhibit 99.1

Press Release FOR IMMEDIATE RELEASE Valmont Increases Quarterly Dividend and Announces $400 Million Share Repurchase Reauthorization OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides vital infrastructure and advances agricultural productivity while driving innovation through technology, today announced that its Board of Directors approved an increase to its quarterly dividend and a reauthorization of the current share repurchase program. Under the reauthorization, which will be effective once the current authorization is completed, the Company is authorized to purchase up to $400 million of its outstanding common stock from time to time, by means of open market purchases or through privately-negotiated transactions. The reauthorization has no stated expiration date. The purchases will be funded from available cash balances and ongoing cash flows, and will be made subject to market and economic conditions. The Company is not obligated to make any repurchases and may discontinue the program at any time. As of December 31, 2022, the Company had approximately $81 million remaining under the current share repurchase reauthorization announced in October 2018. Valmont currently has approximately 21.35 million shares outstanding. The Valmont Board also approved an increase to its quarterly cash dividend to $0.60 per share, or a rate of $2.40 per share on an annualized basis. This represents an increase of 9% from the prior quarterly cash dividend of $0.55 per share. The dividend will be payable on April 14, 2023 to shareholders of record on March 31, 2023. The Company previously increased the dividend by 10% in February 2022. “Our record financial performance in 2022, including strong cash flow generation, creates further opportunities to meaningfully deploy capital. While we remain committed to a disciplined approach of growing our businesses and returning cash to shareholders, reauthorizing our stock repurchase program provides us with additional flexibility to leverage our performance,” said Stephen G. Kaniewski, President and Chief Executive Officer. He continued, “The increase in our dividend is reflective of our earnings growth and we are focused on enhancing shareholder value as the strength of our business continues.” Contact: Renee Campbell Email: Renee.Campbell@valmont.com Date: February 28, 2023

Press Release About Valmont Industries, Inc. For over 75 years, Valmont has been a global leader in creating vital infrastructure and advancing agricultural productivity. Today, we remain committed to doing more with less by innovating through technology. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com. Concerning Forward-Looking Statements This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which Valmont operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control) and assumptions. Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Valmont’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. These factors include among other things, the continuing and developing effects of the pandemic including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, risk factors described from time to time in Valmont’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes of domestic and foreign governments. The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement. ###